Baldwin & Lyons, Inc.                                                                                                                                                                                                                                                                                                                                           November 8, 2017
Unaudited Third Quarter Financial Statements                                                                                                                                                                                                                                                                     Investor Contact:  William Vens
                                                                                                                                                                                                                                                                                                                                                       investors@baldwinandlyons.com
                                                                                                                                                                                                                                                                                                                                                                                         (317) 429-2554

BALDWIN & LYONS ANNOUNCES RESULTS FOR THE QUARTER AND NINE MONTHS

●	Gross premiums written during the first nine months of 2017 increased 20.9% to $360.6 million compared to $298.1 million during the first nine months of 2016.

●	Net premiums earned during the first nine months of 2017 increased 11.7% to $231.1 million, compared to $206.9 million during the first nine months of 2016.

●	Combined ratio during the third quarter of 2017 was 99.3%, compared to 107.9% during the third quarter of 2016.

Carmel, Indiana, November 8, 2017—Baldwin & Lyons, Inc. (NASDAQ: BWINA, BWINB) today reported results for the third quarter and first nine months of 2017.  The Company produced third quarter net income of $7.4 million, or $0.49 per share, which compares to net income of $4.0 million, or $0.27 per share, for the prior year's third quarter.  For the first nine months of 2017, net income totaled $1.8 million, or $0.12 per share, which compares to net income of $24.1 million, or $1.60 per share, for the prior year period.
Gross premiums written for the current quarter increased 29.0% to $131.5 million compared to $101.9 million written during the third quarter of 2016.  Gross premiums written for the nine months of 2017 increased 20.9% to $360.6 million compared to $298.1 million written during the first nine months of 2016.  The increases were primarily driven by continued growth in the Company's commercial automobile and workers' compensation products as well as growth in the Company's programs book of business.
Net premiums earned for the third quarter of 2017 were $89.1 million, 25.1% higher than last year's third quarter total.  The continued growth in the Company's commercial automobile and workers' compensation products as well as growth in the Company's programs book of business contributed to the increase in premiums earned.  For the first nine months of 2017, net premiums earned increased 11.7% to $231.1 million.
Net investment income for the third quarter of 2017 increased 14.6% to $4.0 million compared to $3.5 million in 2016, reflecting higher interest rates leading to higher reinvestment yields for short-duration fixed income securities, increased dividends from equity securities and a 3.0% increase in average funds invested resulting from positive cash flow.  For the nine months ended September 30, 2017, net investment income increased 18.4% to $12.4 million, compared to $10.5 million in 2016, reflecting investment impacts similar to those experienced during the third quarter.
Underwriting operations produced a combined ratio of 99.3% during the third quarter of 2017, which compares to a combined ratio of 107.9% for the third quarter of 2016.  The combined ratio difference reflects a $10.1 million reserve strengthening that occurred during the third quarter of 2016.  For the nine months ended September 30, 2017, the combined ratio was 112.2%, which compares to a combined ratio of 95.9% for the 2016 period with the difference primarily related to reserve strengthening in the second quarter of 2017.

During the third quarter of 2017, the Company repurchased 84,960 shares of its Class B common stock at an average price per share of $22.12.
Book value per share as of September 30, 2017 was $26.93, an increase of $0.43 per share during the third quarter, after the payment of cash dividends to shareholders totaling $0.27 per share.  For the nine months ended September 30, 2017, book value per share increased $0.12 after the payment of cash dividends to shareholders totaling $0.81 per share.  The combination of the year-to-date increase in book value of $0.12, plus dividends paid to shareholders of $0.81, represents an annualized total value creation of 4.6% on beginning book value for the nine months ended September 30, 2017.
The Company's net income (loss), determined in accordance with U.S. generally accepted accounting principles (GAAP), includes items that may not be indicative of ongoing operations. The following table reconciles income (loss) before federal income taxes (benefits) to underwriting income (loss), a non-GAAP financial measure that is a useful tool for investors and analysts in analyzing ongoing operating trends.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Income (loss)	$10,618	$5,635	$(384)	$35,988
Less: Net realized gains on investments	5,944	7,732	15,534	17,024
Operating income (loss)	$4,674	$(2,097)	$(15,918)	$18,964
Less: Investment income	4,027	3,513	12,434	10,501
Underwriting income (loss)	$647	$(5,610)	$(28,352)	$8,463

Three months ended September 30, 2017

Operating Income (Loss)
Operating income, before federal income taxes, was $4.7 million for the third quarter of 2017 compared to operating loss, before federal income tax benefits, of $2.1 million during the third quarter of 2016.
Nine months ended September 30, 2017

Operating Income (Loss)
Operating loss, before federal income tax benefits, was $15.9 million for the nine months ended September 30, 2017 compared to operating income, before federal income taxes, of $19.0 million during the 2016 period.
The Company's management uses the term operating income, a non-GAAP financial measure, which is defined as income excluding pre-tax investment gains and losses.  This financial measure is used to evaluate the Company's performance because the recognition of investment gains and losses in any given period is largely discretionary as to timing and could distort the analysis of trends. The Company believes that the defined term is used commonly in the property/casualty insurance industry and that equity analysts exclude gains and losses on investments in their analysis of the Company's results for the same reason.
The combined ratios and the components thereof, as presented herein, are commonly used in the property/casualty insurance industry and are applied to the Company's GAAP underwriting results.

Conference Call Information:
Baldwin & Lyons, Inc. has scheduled its quarterly conference call for Wednesday, November 8, 2017, at 11:00 AM ET (New York time) to discuss results for the third quarter ended September 30, 2017.
To participate via teleconference, investors may dial 1-877-705-6003 (U.S./Canada) or 1-201-493-6725 (International or local) at least five minutes prior to the beginning of the call.  A replay of the call will be available through November 15, 2017 by calling 1-844-512-2921 or 1-412-317-6671 and referencing passcode 13670839.  Investors and interested parties may also listen to the call via a live webcast, accessible on the company's web site via a link at the top of the main Investor Relations page.  To participate in the webcast, please register at least fifteen minutes prior to the start of the call.  The webcast will be archived on this site until May 8, 2018.  The webcast may be accessed directly at: http://public.viavid.com/player/index.php?id=126325.
Also available on the investor relations section of our web site are complete interim financial statements and copies of our filings with the Securities and Exchange Commission.

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q but do not include all of the information and footnotes as disclosed in the Company's annual audited financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.  Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

Financial Highlights (unaudited)
Baldwin & Lyons, Inc. and Subsidiaries
(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Operating revenue	$94,534	$75,955	$247,293	$221,406
Net realized gains on investments	5,944	7,732	15,534	17,024

Total revenue	$100,478	$83,687	$262,827	$238,430

Net operating income (loss)	$3,570	$(1,025)	$(8,250)	$13,016
Net realized gains on investments,
net of federal income taxes	3,864	5,026	10,097	11,066

Net income	$7,434	$4,001	$1,847	$24,082

Per share data - diluted:
Average number of shares	15,118	15,084	15,124	15,084

Net operating income (loss)	$.24	$(.06)	$(.55)	$.86
Net investment gains	.25	.33	.67	.74

Net income	$.49	$.27	$.12	$1.60

Dividends paid to shareholders	$.27	$.26	$.81	$.78

Comprehensive income, net of tax
Net income	$7,434	$4,001	$1,847	$24,082
Unrealized net gains (losses) on securities	2,622	2,736	11,437	(1,514)
Foreign currency translation adjustments	57	(145)	510	398
Comprehensive income	$10,113	$6,592	$13,794	$22,966

Annualized:
Total Value Creation [1]	10.6%	6.6%	4.6%	7.7%

Return on average shareholders' equity:
Net operating income (loss)	4.0%	-1.1%	(3.0%)	4.8%
Net income	8.3%	4.3%	0.7%	8.9%

Consolidated combined ratio of
insurance subsidiaries (GAAP basis):	99.3%	107.9%	112.2%	95.9%

[1] Total Value Creation equals: (1) change in book value plus dividends paid, divided by (2) beginning book value

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	September 30	December 31
	2017	2016
Assets
Investments [1]:
Fixed maturities ($485,626)	$489,606	$491,904
Equity securities ($128,166)	194,167	119,945
Limited partnerships, at equity	69,568	76,469
Short-term [2]	1,000	1,500
	754,341	689,818
Cash and cash equivalents	68,529	62,976
Accounts receivable	80,112	64,984
Reinsurance recoverable	307,239	255,024
Other assets	81,655	78,732
Current federal income taxes	5,680	2,603
	$1,297,556	$1,154,137

Liabilities and shareholders' equity
Reserves for losses and loss expenses	$656,006	$576,330
Reserves for unearned premiums	40,059	21,694
Borrowings under line of credit	20,000	20,000
Accounts payable and other liabilities	162,144	120,356
Deferred federal income taxes	14,417	11,412
	892,626	749,792
Shareholders' equity:
Common stock-no par value	642	644
Additional paid-in capital	54,845	54,286
Unrealized net gains on investments	45,488	34,051
Retained earnings	303,955	315,364
	404,930	404,345
	$1,297,556	$1,154,137

Number of common and common
equivalent shares outstanding	15,037	15,084
Book value per outstanding share	$26.93	$26.81

[1] 2017 cost in parentheses
[2] Approximates cost

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Revenues
Net premiums earned	$89,100	$71,235	$231,070	$206,870
Net investment income	4,027	3,513	12,434	10,501
Net realized gains on investments	5,944	7,732	15,534	17,024
Commissions and other income	1,407	1,207	3,789	4,035
	100,478	83,687	262,827	238,430
Expenses
Losses and loss expenses incurred	60,673	56,827	181,026	138,116
Other operating expenses	29,187	21,225	82,185	64,326
	89,860	78,052	263,211	202,442
Income (loss) before federal income taxes (benefits)	10,618	5,635	(384)	35,988
Federal income taxes (benefits)	3,184	1,634	(2,231)	11,906
Net income	$7,434	$4,001	$1,847	$24,082

Per share data - diluted:
Income (loss) before net gains on investments	$.24	$(.06)	$(.55)	$.86
Net gains on investments	.25	.33	.67	.74
Net income	$.49	$.27	$.12	$1.60

Dividends	$.27	$.26	$.81	$.78

Reconciliation of shares outstanding:
Average shares outstanding - basic	15,089	15,084	15,084	15,068
Dilutive effect of share equivalents	29	-	40	16
Average shares outstanding - diluted	15,118	15,084	15,124	15,084

	Nine Months Ended
	September 30
	2017	2016

Net cash provided by operating activities	$55,235	$32,397
Investing activities:
Purchases of available-for-sale investments	(305,130)	(310,398)
Purchases of limited partnership interests	(897)	-
Proceeds from sales or maturities
of available-for-sale investments	257,977	286,580
Net sales of short-term investments	500	720
Distributions from limited partnerships	16,313	1,462
Other investing activities	(4,825)	(5,440)
Net cash used in investing activities	(36,062)	(27,076)
Financing activities:
Dividends paid to shareholders	(12,250)	(11,885)
Repurchase of common shares	(1,880)	-
Net cash used in financing activities	(14,130)	(11,885)

Effect of foreign exchange rates on cash and cash equivalents	510	398

Increase (decrease) in cash and cash equivalents	5,553	(6,166)
Cash and cash equivalents at beginning of period	62,976	73,538
Cash and cash equivalents at end of period	$68,529	$67,372

Non-GAAP Financial Information:
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016

Gross premiums written	$131,523	$101,921	$360,558	$298,120
Net premiums written	96,222	70,530	246,459	202,764

Loss and LAE ratio	68.1%	79.8%	78.3%	66.8%
Expense ratio	31.2%	28.1%	33.9%	29.1%
Combined ratio [1]	99.3%	107.9%	112.2%	95.9%

[1] The combined ratio is calculated as ratio of (A) losses and loss expenses incurred, plus other operating expenses, less commission and other income to (B) net premiums earned.